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                                                                     Exhibit 5.1

                 [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

May 7, 2001







(213) 229-7000                                                     C 03611-00001


K2 Inc.
4900 South Eastern Avenue
Los Angeles, California 90040

         Re: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen

         We have acted as counsel to K2 Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of the issuance by the Company of up to 6,500,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares") in connection with the acquisition of other securities, businesses or assets.

         We are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares covered by the Registration Statement. In addition, we have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

         We have assumed that, when the Shares are issued and delivered, the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded. In addition, we have assumed that:
(i) the proceedings referred to above shall have been taken; and (ii) that the number of Shares to be offered and sold under the Registration Statement will not exceed the number of shares thereof authorized in the Company's Certificate of Incorporation, less the number of common shares thereof authorized and reserved

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May 7, 2001
Page 2


for issuance and issued and outstanding on the date on which the Shares are authorized, issued and delivered.

         On the basis of and in reliance upon the foregoing examination, inquiries and assumptions, and such other matters of fact and upon the examination of such other questions of law as we deem appropriate, and subject to the assumptions, qualifications and limitations contained herein, we are of the opinion that, upon issuance and delivery of and payment for the Shares in the manner contemplated by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

         The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware and federal law.

         This opinion may not be quoted in whole or in part without the prior written consent of Gibson, Dunn & Crutcher LLP.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the reference to our firm under the heading "Validity of Securities" contained in the Prospectus that is a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                                     Very truly yours,



                                                     Gibson, Dunn & Crutcher LLP